Exhibit 1

Analyst Guide

NISSIN CO., LTD.

April-September 2005

If you have any questions regarding this report,
please contact the IR department at +81-3-3348-2423 or info-ir@nissin-f.co.jp

Special Note Regarding Forward-looking Statements

     This document contains forward-looking statements about our industry, our business, our plans, and objectives, our consolidated and non-consolidated financial condition and results of operations that are based on our current expectations, assumptions, estimates and projections. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct.

Important risks and factors that could cause our actual results to differ materially from the forward-looking statements include, without limitation:

1.	Risks from business environment
•	further increase in loan loss-related expenses, or decrease in our prime customers resulting from increasing corporate and personal bankruptcy cases due to weak economic condition;
•	intensified customer acquisition competition by entry of major financial institutions and IT companies which result in limitation in acquisition of new customers and decrease in our prime customers; and
•	misconduct by an employee or director and our exposure to negative publicity about the consumer or business finance industries generally or us specifically.

2.	Regulations
•	the effect of unfavorable amendments to Japanese laws and regulations regarding restrictions in lending interest rates, restrictions in loan business operations and other restrictions relating to our business operations;
•	the effect of unfavorable amendments to U.S. laws and regulations; and
•	the effect of unfavorable amendments and the growing variety of legal means with which debtors can seek protection from creditors.

3.	Business risks
•	availability of funding on favorable terms;
•	the reliability of information or technological systems and networks;
•	the influence of our president and his family over important decisions;
•	deterioration of operating assets portfolio;
•	fluctuation in market environment regarding our investments; and
•	our ability to pursue and maintain profitable joint ventures and strategic alliances.
Risk and uncertainties which may affect our business results are not limited to the factors listed above, as unknown risks and uncertainties may be as yet unexpected to us.

CONTENTS

I	Consolidated Operating Results
1	Consolidated Operating Results as of or for the six months ended Sept. 30, 2005
2	Consolidated Balance Sheet as of Sept. 30, 2005
3	Productivity and Number of Sales Offices
4	Financial Data
II	Non-Consolidated Operating Results
5	Non-Consolidated Operating Results as of or for the six months ended Sept. 30, 2005
6	Non-Consolidated Balance Sheet as of Sept. 30, 2005
7	Loans charged-offs and Allowance for loan losses
8	Interest Rate on Loans Outstanding and Borrowings
9	Operating Results of Major Consolidated Subsidiaries

Consolidated Operating Results

Japanese GAAP

Consolidated Operating Results
as of or for the six months ended Sept. 30, 2005

(millions of yen)
	9/04%		9/05%		% change

Notes and loans outstanding	137,521	—	154,810	—	12.6

Assets held for leases and installment loans	3,137	—	7,547	—	140.6

Other operating assets	515	—	1,356	—	163.3

Purchased loans receivable and real estate acquired for sale	7,439	—	18,491	—	148.6

Guaranteed loans outstanding	5,663	—	10,172	—	79.6

*Notes and loans outstanding above doesn’t include bankrupt and delinquent loans outstanding.

Total operating revenues	20,813	100.0	28,387	100.0	36.4
Interest income from notes and loans receivable	15,398	74.0	13,938	49.1	(9.5)
Revenue from purchased loans	3,055	14.7	4,968	17.5	62.6
Other financial income	0	0.0	0	0.0	94.4
Other operating income	2,358	11.3	9,480	33.4	301.9
Revenue from leases and installment loans	484	2.3	2,057	7.2	324.8
Revenue from real estate sold	—	—	660	2.3	—
Revenue from real estate sold (loan servicing business)	—	—	4,048	14.3	—
Recovery from loans previously charged-offs	370	1.8	318	1.1	(14.2)
Loan origination fees	619	3.0	880	3.1	42.0
Guarantee fees received	353	1.7	621	2.2	75.9
Other	530	2.5	893	3.1	68.5

Total operating expenses	16,210	77.9	23,152	81.6	42.8
Financial costs	1,419	6.8	1,181	4.2	(16.8)
Costs of purchased loans collected	1,374	6.6	3,121	11.0	127.2
Other operating expenses	13,416	64.5	18,849	66.4	40.5
Cost of leases and installment loans	522	2.5	1,692	6.0	223.8
Cost of real estate sold	—	—	487	1.7	—
Cost of real estate sold (loan servicing business)	—	—	2,790	9.8	—
Advertising expenses	68	0.3	348	1.2	407.8
Commission fees	422	2.0	454	1.6	7.7
Loans charged off	33	0.2	38	0.1	18.0
Provision for loan losses	4,779	23.0	4,990	17.6	4.4
Provision for guarantee losses	187	0.9	319	1.1	70.9
Salaries and employees benefits	3,316	15.9	3,540	12.5	6.7
Lease and rental expenses	1,018	4.9	944	3.3	(7.2)
Other	3,068	14.7	3,240	11.4	5.6

Operating income	4,603	22.1	5,234	18.4	13.7

Other income	497	2.4	370	1.3	(25.5)

Other expenses	330	1.6	387	1.4	17.3

Ordinary income	4,770	22.9	5,217	18.4	9.4

Special gains	4,857	23.3	3,933	13.9	(19.0)

Special losses	31	0.1	57	0.2	86.5

Income before income taxes	9,596	46.1	9,092	32.0	(5.2)

Net income	6,054	29.1	4,989	17.6	(17.6)

Consolidated Balance Sheet as of Sept. 30, 2005

(millions of yen)
	3/05%		9/05%		¥ change

Total Current Assets	188,845	83.5	209,399	83.8	20,553
Cash and deposits	25,820	11.4	26,778	10.7	958
Notes and loans receivable	145,307	64.2	154,810	62.0	9,502
Purchased loans receivable	14,862	6.6	17,328	6.9	2,465
Real estate acquired for sale	668	0.3	1,163	0.5	495
Other	10,509	4.6	18,536	7.4	8,027
Allowance for loan losses	(8,322)	(3.7)	(9,217)	(3.7)	(895)

Total Fixed Assets	37,441	16.5	40,477	16.2	3,036
Tangible fixed assets	3,168	1.4	4,178	1.7	1,010
Building and structures	485	0.2	501	0.2	16
Equipments	160	0.1	200	0.1	40
Assets held for leases	2,131	0.9	3,114	1.2	982
Land	356	0.2	356	0.1	—
Other	35	0.0	6	0.0	(29)
Intangible fixed assets	2,618	1.2	2,508	1.0	(110)
Total investments and other assets	31,653	14.0	33,789	13.5	2,136
Investment securities	24,235	10.7	21,847	8.7	(2,387)
Bankrupt and delinquent loans receivable	3,932	1.7	4,041	1.6	108
Other	6,656	2.9	11,153	4.5	4,497
Allowance for loan losses	(3,170)	(1.4)	(3,252)	(1.3)	(82)

Total Assets	226,287	100.0	249,877	100.0	23,589

Total Current Liabilities	76,053	33.6	86,553	34.6	10,499
Accounts payable	411	0.2	333	0.1	(77)
Short-term borrowings	9,016	4.0	6,838	2.7	(2,178)
Current portion of long-term borrowings	53,835	23.8	51,466	20.6	(2,368)
Current portion of bonds	5,060	2.2	6,060	2.4	1,000
Current portion of convertible bonds	—	—	6,901	2.8	6,901
Commercial paper	3,500	1.5	3,900	1.6	400
Accrued income taxes	716	0.3	4,268	1.7	3,552
Accrued bonuses	677	0.3	528	0.2	(149)
Reserve for guarantee losses	370	0.2	523	0.2	152
Other	2,464	1.1	5,732	2.3	3,267

Total Long-term Liabilities	83,290	36.8	94,385	37.8	11,095
Bonds	9,650	4.3	26,120	10.5	16,470
Convertible bonds	8,942	4.0	—	—	(8,942)
Long-term borrowings	52,683	23.3	62,445	25.0	9,761
Asset backed commercial paper	6,672	2.9	3,819	1.5	(2,852)
Accrued retirement benefits — directors and statutory auditors	330	0.1	330	0.1	—
Other	5,011	2.2	1,670	0.7	(3,341)

Total Liabilities	159,344	70.4	180,938	72.4	21,594

Minority Interests	1,150	0.5	1,447	0.6	297

Common stock	7,779	3.4	8,802	3.5	1,022

Additional paid-in capital	10,465	4.6	11,766	4.7	1,301

Retained earnings	42,659	18.9	46,275	18.5	3,616

Unrealized gains on investment securities	7,935	3.5	3,041	1.2	(4,894)

Foreign currency translation adjustments	(8)	0.0	54	0.0	62

Treasury stock	(3,037)	(1.3)	(2,448)	(1.0)	589

Total Shareholders’ Equity	65,793	29.1	67,490	27.0	1,697

Total Liabilities, Minority Interests and Shareholders’ Equity	226,287	100.0	249,877	100.0	23,589

*Notes and loans receivable above doesn’t include bankrupt and delinquent loans outstanding.

Productivity and Number of Sales Offices

NIS Group	(millions of yen)
	3/03	3/04	3/05	9/04	9/05

Main operating assets	182,354	188,439	179,123	158,252	196,420
of which assets held for SMEs	74,345	90,315	113,160	95,793	130,528

Consolidated operating revenues	45,601	45,693	45,867	20,813	28,387

Number of employees	832	851	818	849	867
Main operating assets/employee	219.1	221.4	218.9	186.3	226.5
Assets held for SMEs/employee	89.3	106.1	138.3	112.8	150.5
Operating revenue/employee	54.8	53.6	56.0	24.5	32.7
Operating income/employee	13.2	13.5	10.5	5.4	6.0
Ordinary income/employee	12.8	13.0	10.5	5.6	6.0

*Main operating assets are the sum of notes and loans outstanding (incl. bankrupt and delinquent loans), assets held for leases and installment loans, other operating assets, purchased loans receivable and real estate acquired for sale, and guaranteed loans outstanding. In addition, assets held for SMEs are main operating assets less loans to consumers, purchased loans receivable and real estate acquired for sale.

Nissin Co., Ltd.
	3/03	3/04	3/05	9/04	9/05

Total number of sales offices	72	70	50	55	50

Total number of employees	813	785	680	743	713
of which sales workers	615	571	474	543	511

Productivity per employee and sales office	(millions of yen)

	3/03	3/04	3/05	9/04	9/05

Notes and loans outstanding	175,123	175,440	145,307	137,521	154,810

Sales offices
Loans outstanding/sales worker	284	307	306	253	302
Accounts/sales worker	292	285	170	149	153
Total
Loans outstanding/employee	215	223	213	185	217
Accounts/employee	221	207	118	109	109
Operating revenue/employee	50.8	51.9	47.6	22.6	22.5
Operating income/employee	12.8	13.5	11.0	5.6	4.5
Ordinary income/employee	12.6	13.4	11.7	5.9	4.9
Loans outstanding/office	2,432	2,506	2,906	2,500	3,096
Accounts/sales office	2,501	2,331	1,616	1,474	1,564
Operating revenue/sales office	574.7	582.7	647.4	305.5	320.9
Operating income/sales office	145.3	152.4	150.9	75.9	64.7
Ordinary income/sales office	143.1	151.3	159.7	80.5	70.9

Nissin Servicer Co., Ltd.	(thousands of yen)

			3/05	9/04	9/05

Number of employees			59	48	64
Operating revenue/employee			189,805	69,686	146,141
Operating income/employee			32,660	17,355	33,328
Ordinary income/employee			29,862	15,851	30,594

NIS Lease Co., Ltd.	(thousands of yen)

			3/05	9/04	9/05

Number of employees			44	46	41
Operating revenue/employee			40,262	10,816	52,840
Operating income/employee			(19,637)	(9,066)	(2,216)
Ordinary income/employee			(18,565)	(8,481)	(1,878)

Number of employees in other major consolidated subsidiaries

			3/05	9/04	9/05

NIS Property Co., Ltd.			3(3)	2(2)	13
Matsuyama Nissin Leasing (Shanghai) Co., Ltd.			3(3)	3(3)	12(5)
NIS Securities Co., Ltd.			5	—	11

*Figures in parenthesis represent employees on loan from Nissin Co., Ltd.

Financial Data

Consolidated	(millions of yen)
	9/01	9/02	9/03	9/04	9/05

Shareholders’ equity ratio (%)	24.5	22.9	23.8	31.4	27.0
Return on equity (%)	4.9	5.8	6.1	10.7	7.5
Operating income to total assets (%)	2.5	2.7	2.9	2.3	2.2
Ordinary income to total assets (%)	2.3	2.6	2.8	2.4	2.2
Return on assets (%)	1.2	1.4	1.4	3.0	2.1
Operating margin (%)	24.0	22.9	24.8	22.1	18.4
Ordinary income margin (%)	22.0	22.5	24.1	22.9	18.4
Net income margin (%)	11.1	11.7	12.1	29.1	17.6
Current ratio (%)	295.8	290.4	255.2	239.7	241.9
Fixed assets ratio (%)	30.6	25.3	19.1	41.2	60.0

Non-consolidated	(millions of yen)
	9/01	9/02	9/03	9/04	9/05

Shareholders’ equity ratio (%)	24.6	23.2	24.3	32.1	29.6
Return on equity (%)	5.1	5.5	5.8	8.3	6.6
Operating income to total assets (%)	2.6	2.4	2.7	2.2	1.5
Ordinary income to total assets (%)	2.4	2.4	2.7	2.3	1.7
Return on assets (%)	1.3	1.3	1.4	2.4	2.0
Operating margin (%)	24.8	22.0	25.2	24.9	20.2
Ordinary income margin (%)	23.0	22.0	25.2	26.4	22.1
Net income margin (%)	11.9	11.8	12.8	27.2	26.9
Current ratio (%)	295.0	289.6	253.0	234.7	231.7
Fixed assets ratio (%)	32.5	27.0	20.7	48.7	77.0

Non-Consolidated Operating Results

Japanese GAAP

Non-Consolidated Operating Results
as of or for the six months ended Sept. 30, 2005

(millions of yen)
	9/04%		9/05%		% change

Notes and loans outstanding	137,521	100.0	154,810	100.0	12.6
Loans to small business owners	73,923	53.8	80,026	51.7	8.3
Small business owner loans	54,724	39.8	56,333	36.4	2.9
Business Timely loans	19,198	14.0	23,693	15.3	23.4
Secured loans	10,189	7.4	28,569	18.5	180.4
Notes receivable	155	0.1	139	0.1	(10.4)
Loans to consumers	53,252	38.7	46,074	29.8	(13.5)
Wide loans	50,878	37.0	43,119	27.9	(15.2)
Consumer loans	2,374	1.7	2,955	1.9	24.5

Total operating revenues	16,805	100.0	16,047	100.0	(4.5)
Interest income from notes and loans receivable	15,398	91.6	13,938	86.9	(9.5)
Loans to small business owners	7,900	47.0	8,263	51.5	4.6
Small business owner loans	5,488	32.7	5,508	34.3	0.4
Business Timely loans	2,412	14.3	2,754	17.2	14.2
Secured loans	365	2.2	904	5.6	147.6
Notes receivable	35	0.2	10	0.1	—
Loans to consumers	7,097	42.2	4,760	29.7	(32.9)
Wide loans	5,443	32.4	4,399	27.4	(19.2)
Consumer loans	1,654	9.8	360	2.2	(78.2)
Other financial income	0	0.0	0	0.0	54.0
Other operating income	1,406	8.4	2,108	13.1	49.9

Total operating expenses	12,627	75.1	12,810	79.8	1.5
Financial costs	1,419	8.4	1,181	7.4	(16.8)
Other operating expenses	11,207	66.7	11,629	72.5	3.8
Advertising expenses	63	0.4	347	2.2	446.9
Commission fees	374	2.2	446	2.8	19.3
Loans charged off	31	0.2	37	0.2	18.7
Provision for loan losses	4,328	25.7	4,142	25.8	(4.3)
Provision for guarantee losses	169	1.0	297	1.9	75.7
Salaries and employees benefits	2,904	17.3	2,912	18.2	0.3
Lease and rental expenses	968	5.8	826	5.2	(14.6)
Other	2,367	14.1	2,618	16.3	10.6

Operating income	4,178	24.9	3,236	20.2	(22.5)

Other income	513	3.0	446	2.8	—
Other expenses	259	1.5	135	0.8	—

Ordinary income	4,432	26.4	3,547	22.1	(20.0)

Special gains	3,346	19.9	4,011	25.0	—
Special losses	31	0.2	300	1.9	868.0

Income before income taxes	7,748	46.1	7,257	45.2	(6.3)

Net income	4,567	27.2	4,309	26.9	(5.6)

*Notes and loans outstanding above doesn’t include bankrupt and delinquent loans outstanding.

Non-Consolidated Balance Sheet as of Sept. 30, 2005

(millions of yen)
	3/05%		9/05%		change

Total Current Assets	159,199	77.0	169,545	77.2	10,345
Cash and deposits	17,686	8.6	18,150	8.3	463
Notes and loans receivable	145,307	70.3	154,810	70.5	9,502
Other	3,069	1.5	3,742	1.7	672
Compensation of loans receivable	204	0.1	369	0.2	165
Interest receivable	830	0.4	830	0.4	0
Prepaid expenses	332	0.2	292	0.1	(40)
Deferred tax assets	469	0.2	678	0.3	209
Other	1,233	0.6	1,571	0.7	338
Allowance for loan losses	(6,864)	(3.3)	(7,157)	(3.3)	(293)

Total Fixed Assets	47,582	23.0	50,068	22.8	2,486
Tangible fixed assets	954	0.5	982	0.4	27
Buildings	445	0.2	452	0.2	7
Structures	6	0.0	6	0.0	0
Equipments	146	0.1	167	0.1	21
Land	355	0.2	355	0.2	—
Intangible fixed assets	2,351	1.1	2,180	1.0	(170)
Software	2,220	1.1	2,050	0.9	(170)
Telephone rights	130	0.1	130	0.1	—
Investments and other assets	44,276	21.4	46,905	21.4	2,628
Investment securities	21,368	10.3	17,554	8.0	(3,813)
Investment in affiliates	6,109	3.0	6,082	2.8	(27)
Capital contributions to affiliates	1,050	0.5	1,050	0.5	—
Loans to affiliates	13,634	6.6	20,444	9.3	6,810
Bankrupt and delinquent loans receivable	3,932	1.9	4,041	1.8	108
Other	1,349	0.7	1,212	0.6	(136)
Allowance for loan losses	(3,167)	(1.5)	(3,479)	(1.6)	(312)

Total Assets	206,782	100.0	219,613	100.0	12,831

Current Liabilities	67,059	32.4	73,188	33.3	6,128
Short-term borrowings	7,417	3.6	3,740	1.7	(3,677)
Current portion of long-term borrowings	48,874	23.6	44,241	20.1	(4,632)
Current portion of bonds	5,000	2.4	6,000	2.7	1,000
Current portion of convertible bonds	—	0.0	6,901	3.1	6,901
Commercial paper	3,500	1.7	3,900	1.8	400
Other payable	688	0.3	3,571	1.6	2,883
Accrued income taxes	81	0.0	3,257	1.5	3,176
Accrued bonuses	616	0.3	448	0.2	(168)
Reserve for guarantee losses	349	0.2	479	0.2	130
Other	534	0.3	649	0.3	115

Long-term Liabilities	74,861	36.2	81,437	37.1	6,576
Bonds	9,500	4.6	26,000	11.8	16,500
Convertible bonds	8,942	4.3	—	0.0	(8,942)
Long-term borrowings	44,564	21.6	50,374	22.9	5,809
Asset backed commercial paper	6,672	3.2	3,819	1.7	(2,852)
Deferred tax liabilities	4,783	2.3	846	0.4	(3,937)
Accrued retirement benefits — directors and statutory auditors	330	0.2	330	0.2	—
Other	67	0.0	66	0.0	(1)

Total Liabilities	141,920	68.6	154,625	70.4	12,704

Common stock	7,779	3.8	8,802	4.0	1,022
Additional paid-in capital	10,465	5.1	11,766	5.4	1,301
Retained earnings	41,740	20.2	44,686	20.3	2,945
Legal reserve	400	0.2	400	0.2	—
General reserves	35,100	17.0	38,900	17.7	3,800
Unappropriated retained earnings	6,240	3.0	5,385	2.5	(854)
Unrealized gains on other securities	7,913	3.8	2,181	1.0	(5,732)

Treasury stock	(3,037)	(1.5)	(2,448)	(1.1)	589

Total Shareholders’ Equity	64,861	31.4	64,987	29.6	126

Total Liabilities and Shareholders’ Equity	206,782	100.0	219,613	100.0	12,831

*Notes and loans receivable above doesn’t include bankrupt and delinquent loans outstanding.

Loans charged-offs and Allowance for loan losses

(millions of yen)
	3/01	3/02	3/03	3/04	3/05	9/04	9/05

Total loans outstanding	129,256	156,073	177,751	179,290	149,240	141,496	158,851
Small business owner loans	28,682	37,386	53,915	57,167	58,961	56,834	58,636
Business Timely loans	7,671	16,034	17,302	18,658	20,862	19,198	23,693
Secured loans	1,817	1,427	1,588	10,003	18,811	10,263	28,968
Notes receivable	40	11	15	396	174	180	153
Wide loans	47,765	55,033	63,992	57,459	47,604	52,644	44,444
Consumer loans	43,278	46,179	40,938	35,604	2,827	2,374	2,955

Total loans charged-offs	5,057	6,982	10,337	11,759	8,179	4,235	3,967
Small business owner loans	756	991	1,640	2,468	2,809	1,325	1,475
Business Timely loans	110	829	1,579	1,787	1,998	1,052	1,026
Secured loans	4	48	23	100	22	9	10
Notes receivable	3	—	—	—	1	—	14
Wide loans	804	1,229	2,225	2,977	2,815	1,472	1,222
Consumer loans	3,378	3,883	4,868	4,426	533	376	217

Ratio of loans charged-offs (a)	3.77%	4.28%	5.50%	6.16%	5.20%	2.91%	2.44%
Small business owner loans	2.57%	2.58%	2.95%	4.14%	4.55%	2.28%	2.45%
Business Timely loans	1.42%	4.92%	8.36%	8.74%	8.74%	5.20%	4.15%
Secured loans	0.22%	3.25%	1.45%	0.99%	0.12%	0.09%	0.04%
Notes receivable	7.28%	—	—	—	0.79%	—	8.46%
Wide loans	1.66%	2.19%	3.36%	4.93%	5.58%	2.72%	2.68%
Consumer loans	7.24%	7.76%	10.63%	11.06%	15.86%	13.68%	6.86%

* Bankrupt and delinquent loans outstanding are included in the above loans outstanding.

Allowance for loan losses	(millions of yen)
	3/01	3/02	3/03	3/04	3/05	9/04	9/05

Allowance for loan losses	7,482	8,831	11,828	13,453	9,839	10,016	10,035
Allowance ratio (b)	5.79%	5.66%	6.65%	7.50%	6.59%	7.08%	6.32%

* (a) to the sum of loans outstanding + loans charged-offs; (b) to loans outstanding after loans are charged off.

Allowance for guarantee losses	(millions of yen)
	3/04	3/05	9/04	9/05

Allowance for guarantee losses	108	334	173	479
Allowance ratio	2.99%	4.56%	3.15%	4.90%

Interest Rate on Loans Outstanding and Borrowings

(%)
	3/01	3/02	3/03	3/04	3/05	9/04	9/05

Contractual interest rate	26.3	25.9	25.3	24.0	22.1	23.3	20.7
Small business owner loans	25.2	24.8	24.4	23.1	23.2	23.8	22.6
Business Timely loans	28.0	27.8	27.5	27.1	26.4	26.9	25.8
Loans secured by real estate	20.4	20.5	20.6	12.3	8.7	9.9	7.8
Wide loans	25.3	24.9	24.5	24.1	23.9	24.0	23.4
Consumer loans	28.2	27.6	27.3	27.0	26.9	27.0	26.9

*	Figures are weighted average rates at period-end.

(millions of yen)
	3/01	3/02	3/03	3/04	3/05	9/04	9/05

Total borrowings at period-end	118,259	130,058	152,394	143,367	134,469	116,632	144,976
Short-term (incl. CPs)	1,740	1,400	5,500	5,300	10,917	5,683	7,640
Long-term (incl. bonds)	116,519	128,658	146,894	138,067	123,552	110,949	137,336
Total amount of borrowing by effective fixed interest rate	102,282	106,931	87,870	92,455	81,066	73,841	104,157
Fixed rate	61,282	74,931	87,870	92,455	79,066	73,841	102,157
Interest rate caps/swaps	41,000	32,000	—	—	2,000	—	2,000
% of borrowing by effective fixed interest rate	87.8	83.1	59.8	67.0	65.6	66.6	75.8

Weighted average borrowing rate at the end of the period	3.2	2.8	2.3	2.2	1.8	2.1	1.6
Direct	3.0	2.7	2.3	2.0	1.3	1.8	1.2
Indirect	3.3	2.8	2.4	2.3	2.0	2.2	1.8
Weighted average borrowing rate for the period (all cost included)	3.7	3.1	2.6	2.3	2.1	2.2	1.7
Direct	3.1	2.8	2.5	2.2	1.8	2.1	1.3
Indirect	3.9	3.4	2.7	2.4	2.2	2.3	1.9
(borrowing cost only)	3.5	3.0	2.6	2.4	2.1	2.3	1.7

Breakdown of borrowings						(millions of yen)
	3/01	3/02	3/03	3/04	3/05	9/04	9/05

Total borrowings at period-end	118,259	130,058	152,394	143,367	134,469	116,632	144,976
Indirect	79,279	80,558	101,420	92,701	100,855	83,850	98,355
Banks	48,518	59,798	68,704	64,771	84,609	63,940	86,081
Life insurance companies	1,324	437	200	100	—	—	—
Non-life insurance companies	3,728	1,600	2,327	2,407	1,716	2,259	1,279
Nonbanks	25,707	18,722	30,188	25,423	14,528	17,651	10,994
Direct	38,980	49,500	50,974	50,665	33,614	32,781	46,620
Bonds/convertible bonds	38,980	49,500	41,500	37,500	23,442	26,999	38,901
Commercial paper	—	—	2,400	3,200	6,672	1,500	3,900
ABCP	—	—	7,074	9,964	3,500	4,282	3,819

Operating Results of Major Consolidated Subsidiaries

Nissin Servicer Co., Ltd.					(millions of yen)
	9/04%		9/05%		% change

Contract amount of purchased loans	847,696	—	1,372,902	—	62.0

Operating revenues	3,344	100.0	9,353	100.0	179.6
Revenue from purchased loans	3,055	91.4	4,934	52.8	61.5
Revenue from real estate sold (loan servicing business)	—	0.0	4,048	43.3	—
Other	289	8.6	369	4.0	27.9

Operating costs	1,642	49.1	5,882	62.9	258.1
Cost of purchased loans collected	1,374	41.1	3,088	33.0	124.8
Cost of real estate sold (loan servicing business)	—	0.0	2,790	29.8	—
Other	268	8.0	2	0.0	(98.9)

Gross profit	1,702	50.9	3,470	37.1	103.9

Selling, general and administrative expenses	869	26.0	1,337	14.3	53.9

Operating income	833	24.9	2,133	22.8	156.0

Ordinary income	760	22.7	1,958	20.9	157.3

Net income	446	13.4	1,140	12.2	155.1

NIS Lease Co., Ltd.					(millions of yen)
	9/04%		9/05%		% change

Operating revenues	497	100.0	2,166	100.0	335.4
Revenue from leases and installment loans	459	92.4	1,870	86.3	306.8
Other	37	7.6	296	13.7	683.4

Operating expenses	914	183.8	2,257	104.2	146.8
Cost of leases and installment loans	510	102.7	1,565	72.3	206.6
Other	403	81.2	691	31.9	71.2

Operating income	(417)	—	(90)	—	—

Ordinary income	(390)	—	(77)	—	—

NIS Property Co., Ltd.		(millions of yen)
	9/05%

Operating revenues	764	100.0
Revenue from real estate sold	660	86.4
Other	104	13.6

Operating expenses	635	83.1
Cost of real estate sold	487	63.8
Other	147	19.3

Operating income	129	16.9

Ordinary income	208	27.3

Matsuyama Nissin Leasing (Shanghai) Co., Ltd.	(millions of yen)
6/05

Operating revenues	34
Operating expenses	18
Operating income	15
Ordinary income	45

*1	Other income (¥41M) is recorded. *2 Matsuyama Nissin Leasing (Shanghai)’s fiscal year ends on December 31.

NIS Securities Co., Ltd.	(millions of yen)
9/05

Operating revenues	24
Operating expenses	253
Operating income	(229)
Ordinary income	(224)